NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Names Maureen E. Grzelakowski
to Its Board of Directors

IRVINE, Calif. – November 17, 2005 – Broadcom Corporation (Nasdaq: BRCM) today announced the appointment of Maureen E. “Moe” Grzelakowski to its Board of Directors.

Ms. Grzelakowski, 51, who is currently a Chicago-based consultant for companies in the Internet and telecommunications industries, held senior positions from 1996 to 1999 at Motorola, Inc., including Senior Vice President and General Manager of Strategic Marketing, Corporate Vice President and General Manager of the Cellular Systems Group, and Vice President and General Manager of the International Cellular Infrastructure Division. From 1992 to 1995, she held several executive positions at AT&T Corp., including Vice President and General Manager of the multi-billion dollar global Switching Systems business. In addition, during her career at AT&T she also served in several positions at Bell Labs, now a subsidiary of Lucent Technologies Inc. In 2000, Ms. Grzelakowski served briefly as Senior Vice President: Office of the Chairman at Dell Inc., where she worked with Founder and Chairman Michael Dell.

Earlier this year, Ms. Grzelakowski published a book entitled Mother Leads Best, which examines the positive impact motherhood can have on the leadership skills of senior executive women.

Ms. Grzelakowski received a B.S. in Electrical Engineering, an M.S. in Computer Science and an M.B.A. from Northwestern University. She is a senior adviser at Investor Growth Capital, a venture capital and private equity firm, and currently serves as a member of the board of directors of Kemet Electronics Corporation, a manufacturer of solid-state tantalum, multilayer ceramic and aluminum capacitors.

“Moe is one of the most talented executives in the high tech industry, and we are extraordinarily fortunate to have her join our Board of Directors,” said Scott A. McGregor, Broadcom’s President and CEO. “Moe brings to Broadcom a wealth of experience and insight developed over many years of leading strategy and overseeing operations at major global technology companies.”

With the new addition, Broadcom’s Board of Directors now has eight members, including five independent directors. The members are Mr. McGregor; Ms. Grzelakowski; Dr. Henry Samueli, Broadcom’s co-founder, Chairman and Chief Technical Officer; George L. Farinsky; John Major; Alan E. Ross; Robert E. Switz; and Werner F. Wolfen.

About Broadcom
Broadcom Corporation is a global leader in wired and wireless broadband communications semiconductors. Our products enable the convergence of high-speed data, high definition video, voice and audio at home, in the office and on the go. Broadcom provides manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices with the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with annual revenue of more than $2 billion. The company is headquartered in Irvine, Calif., with offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1-949-450-8700 or at www.broadcom.com.

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